UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 I.R.S. Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On February 28, 2007, Methode Electronics, Inc., a Delaware corporation (the “Company”) and certain of its wholly-owned subsidiaries entered into a Waiver and Amendment dated as of February 28, 2007 with Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders party thereto (the “Waiver and Amendment”). The Waiver and Amendment amends and waives certain provisions of the Credit Agreement dated as of December 19, 2002 (as amended) among the Company as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and The Other Lenders party thereto (the “Credit Agreement”).
          The main purposes of the Waiver and Amendment are to (i) allow the Company to assume $8,321,968 of letters of credit currently in place with JPMorgan Chase Bank and (ii) set forth the necessary waivers of Section 7.01 of the Credit Agreement with respect to any collateral provisions included in the existing letter of credit documentation. The Waiver and Amendment was entered into in connection with the Company’s acquisition of TouchSensor Technologies, L.L.C. on February 28, 2007.
          The foregoing description of the Waiver and Amendment is not complete and is qualified in its entirety by reference to the full text of the Waiver and Amendment, a copy of which is filed as Exhibit 10.1 herewith and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Waiver and Amendment, dated as of February 28, 2007, among the Company as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and The Other Lenders party hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
	By:	/s/ Douglas A. Koman
Douglas A. Koman
Date: March 12, 2007		Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Waiver and Amendment, dated as of February 28, 2007, among the Company as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and The Other Lenders party hereto.